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                                                                     EXHIBIT 1.1


                                                               EXECUTION VERSION


                       MARATHON GLOBAL FUNDING CORPORATION

                                 DEBT SECURITIES


                      (FULLY AND UNCONDITIONALLY GUARANTEED
                          BY MARATHON OIL CORPORATION)
                             UNDERWRITING AGREEMENT



                                                              New York, New York
                                                                   June 18, 2002


Banc of America Securities LLC
J.P. Morgan Securities Inc.
As Representatives of the several Underwriters,

c/o Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC 28255

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

                  Marathon Global Funding Corporation, a Nova Scotia unlimited liability company (the "Company"), and Marathon Oil Corporation, a Delaware corporation (the "Guarantor"), propose to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities, fully and unconditionally guaranteed (the "Guarantees") by the Guarantor (such debt securities, including the Guarantees, are referred to as the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

                  The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in Schedule II to such Pricing Agreement.

                  1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as



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representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company or the Guarantor to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company and the Guarantor to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriter and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

                  2. The Company and the Guarantor, as the case may be, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 (#333-90034 and #333-90034-01) with respect to the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives, have been declared effective by the Commission in such form; no other document with respect to such registration statement and no other document required to be incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than documents filed prior to the date hereof and documents permitted to be filed pursuant to Section 5(a) hereof); and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; if it is contemplated, at the time the Pricing Agreement is executed, that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or Rule 462(d) under the Act, the term "Registration Statement" as used in this Agreement includes such registration statement; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this



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Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is first used to confirm sales of the Designated Securities and filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof (such Prospectus also called, the "Final Prospectus"), including any documents incorporated by reference therein as of the date of such filing);

                  (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Final Prospectus relating to such Securities;

                  (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Final Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or


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omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Final Prospectus relating to such Securities;

                  (d) Neither the Guarantor nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material change in the capital stock or long-term debt of the Guarantor or any of its subsidiaries or any material adverse change, or any development likely to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Final Prospectus;

                  (e) The Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia, Canada, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus; and the Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct business as described in the Registration Statement and the Final Prospectus;

                  (f) The Guarantor has an authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (g) The Securities, including the Guarantees, have been duly authorized by the Company and the Guarantor, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantor entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is duly qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 4 hereof) for such Designated Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture and the Designated Securities will conform to the descriptions thereof contained in the Final Prospectus with respect to such Designated Securities;


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                  (h) The issue and sale of the Securities and the compliance by the Company and the Guarantor with all of the provisions of the Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated (i) will not result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Guarantor or the Memorandum of Association and Articles of Association of the Company, (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, except for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole and (iii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of its properties, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; and

                  (i) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Guarantor, the Company, or any of their subsidiaries is a party or of which any property of the Guarantor, the Company, or any of their subsidiaries is the subject which, if determined adversely to the Guarantor, the Company, or any of their subsidiaries, would have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or by others.

                  3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Final Prospectus.

                  4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in definitive form to the extent practicable, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company and the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by electronic funds


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transfer in the funds specified in such Pricing Agreement, all at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

                  5. The Company and the Guarantor agree with each of the Underwriters of any Designated Securities:

                  (a) To prepare the Final Prospectus in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Final Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Final Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities to which the Representatives for such Designated Securities shall reasonably object promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;

                  (c) To furnish the Underwriters with copies of the Final Prospectus in such quantities as the Representatives may from time to time reasonably request, and, if the


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delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Final Prospectus or a supplement to the Final Prospectus which will correct such statement or omission or effect such compliance;

                  (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158 (c)), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Guarantor Rule
158); and

                  (e) Except for debt securities which the Company and the Guarantor have advised the Representatives in writing prior to the date of the Pricing Agreement for such Designated Securities, during the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

                  6. Each of the Company and the Guarantor covenants and agrees with the several Underwriters that the Company or the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and Guarantor's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any



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Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as otherwise agreed by the Company, the Guarantor and the Underwriters and except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

                  7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Guarantor in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that each of the Company and the Guarantor shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Final Prospectus in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

                  (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company and the Guarantor, the validity of the Indenture, the Designated Securities, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) The Company shall have requested and caused counsel for the Company and the Guarantor to furnish to the Representatives written opinions, dated the Time of Delivery for such Designated Securities, in substantially the form attached hereto as Annex IV and Annex V, which opinions must be in form and substance reasonably satisfactory to the Representatives.

                  (d) At the date and time of execution (the "Execution Time") of the Pricing Agreement and at the Time of Delivery for such Designated Securities, the independent accountants of the Guarantor who have certified the financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated such date, to the effect set forth in Annex II hereto, and with respect to such letter dated the date of the Time of Delivery, as to such


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                                                                               9



other matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives;

                  (e) On or after the date and time that the Pricing Agreement relating to the Designated Securities is executed by the parties thereto, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Prospectus the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Designated Securities.

                  (f) On or after the date and time that the Pricing Agreement relating to the Designated Securities is executed by the parties thereto (i) no downgrading shall have occurred in the rating accorded the Guarantor's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Guarantor's securities or securities guaranteed by the Guarantor, including any of the Company's debt securities;

                  (g) On or after the date and time that the Pricing Agreement relating to the Designated Securities is executed by the parties thereto there shall not have occurred any of the following: (i) trading in the Guarantor's Common Stock shall have been suspended by the Commission or The New York Stock Exchange or there shall have been a suspension or material limitation of trading in securities generally on The New York Stock Exchange or minimum prices shall have been established on such exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption of securities settlement or clearance services; or (iii) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any similar substantial national or international calamity or emergency, if the effect of any such event specified in this clause in the judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities;

                  (h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company and the Guarantor reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Company and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request;

                  (i) The Representatives shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, special Canadian counsel to the Company, in substantially the form of Annex III; and



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                                                                              10


                  (j) The Representatives shall have received on the Closing Date a Canadian tax opinion of Macleod Dixon LLP, special Canadian counsel to the Company, in substantially the form of Annex VII.


                  If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, the applicable Pricing Agreement and all obligations of the Underwriters thereunder may be canceled at, or at any time prior to, the Time of Delivery by the Representatives. Notice of such cancelation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 7 shall be delivered at the time and place specified in the Pricing Agreement relating to the Designated Securities.

                  8. (a) The Company and the Guarantor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives, if any, specifically for use therein; provided, further, that the foregoing indemnification, to the extent it relates to any actual or alleged untrue statement or omission made in or from any Preliminary Prospectus but eliminated or remedied in the Final Prospectus, shall not inure to the benefit of any Underwriter from whom the person asserting such untrue statement or omission purchased offered Securities if a copy of the Final Prospectus (excluding documents incorporated therein by reference) was not sent or given to such person at or prior to the written confirmation of the sale of such offered Securities to such person if the Company or the Guarantor has previously furnished copies thereof to such Underwriter.

                  (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Guarantor and each of their directors, officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages


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                                                                              11


or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company and the Guarantor by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (ii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 8 consist of any Underwriter or any of their respective controlling persons, or by the Company and the Guarantor, if the indemnified parties under this Section 8 consist of the Company, the Guarantor or any of the Company's or Guarantor's directors, officers or controlling persons. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

                  (e) The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability, which the Company and the Guarantor may otherwise have; and the obligations of the Underwriters under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have.

                  9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties reasonably satisfactory to the Company and the Guarantor to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Guarantor that they have so arranged for the purchase of such Designated Securities, or the Company and the Guarantor notify the Representatives that they have so arranged for the purchase of such Designated Securities, the Representatives or the Company and the Guarantor shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Final Prospectus which the majority in interest of the Underwriters (including the Representatives) may reasonably determine are thereby necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Designated Securities, then the Company and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company and the Guarantor as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any nondefaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Company, the Guarantor and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Guarantor, or any officer or director or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 hereof shall survive the termination or cancelation of this Agreement.

                  11. If the sale of the Designated Securities provided for by the Pricing Agreement is not consummated for any reason (other than (1) a breach by any Underwriter of its obligations hereunder, (2) a termination pursuant to
Section 9 hereof, or (3) a termination pursuant to the second clause of Section 7(g)(i), Section 7(g)(ii) or Section 7(g)(iii) hereof), the Company and the Guarantor will reimburse the Underwriters severally, through the Representatives, for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but neither the Company nor the Guarantor shall then be under any further liability to any Underwriter with respect to such Designated Securities, except that the provisions of Sections 6 and 8 hereof shall survive. If the sale of the Designated Securities provided for by the Pricing Agreement is not consummated due to (1) a breach by any Underwriter of its obligations hereunder, (2) a termination pursuant to Section 9 hereof or (3) a termination pursuant to the second clause of Section 7(g)(i),
Section 7(g)(ii) or Section 7(g)(iii) hereof, the Underwriters will be responsible for all out-of-pocket expenses that shall have been incurred by them in connection with the purchase and sale of the Designated Securities, except that the provisions of Sections 6 and 8 hereof shall survive.

                  12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the Guarantor at 5555 San Felipe Road, Houston, Texas 77056-2723, or by facsimile to (713) 296-9375:
Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington D.C. is open for business.

                  15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its Authorized Agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or relating to any Pricing Agreement (including the provisions of this Agreement) or the transactions contemplated thereby that may be instituted in any Federal or state court in the Borough of Manhattan in The City of New York by any Underwriter or by any person who controls any Underwriter.

                  16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof.


                                   Very truly yours,

                                   Marathon Global Funding Corporation

                                   By: /s/ MARK A. BLISS
                                      ------------------------------------------
                                   Name:  Mark A. Bliss

                                   Title: Treasurer



                                   Marathon Oil Corporation

                                   By: /s/ PAUL C. REINBOLT
                                      ------------------------------------------
                                   Name:  Paul C. Reinbolt

                                   Title: Vice President, Finance and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

BANC OF AMERICA SECURITIES LLC
J. P. MORGAN SECURITIES INC.


By:  Banc of America Securities LLC

By: /s/ LILY CHANG
   ---------------------------------
     Name:  Lily Chang
     Title: Principal


By:  J.P. Morgan Securities Inc.

By: /s/ STEVEN CHRISTENSEN
   ---------------------------------
     Name:  Steven Christensen
     Title: Vice President


For each of themselves and the other several Underwriters named in Schedule I to the applicable Pricing Agreement.

                                                                         ANNEX I

                            FORM OF PRICING AGREEMENT



                                                                          , 20__

[Name(s) and Address(es)
of Representative(s)]

As Representatives of the several
Underwriters named in Schedule I
hereto,

Dear Sirs:

                  Marathon Global Funding Corporation, a Nova Scotia unlimited liability company (the "Company"), and Marathon Oil Corporation, a Delaware corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [ ] (the "Underwriting Agreement"), among the Company, the Guarantor and [ ] and [ ], as representatives, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Designated Securities are fully and unconditionally guaranteed by the Guarantor. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  The documents required to be delivered by Section 7 of the Underwriting Agreement shall be delivered at the office of [ ], counsel for the Underwriters, at [ ], at the Time of Delivery.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us [ ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Guarantor and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                          Very truly yours,

                                          Marathon Global Funding Corporation

                                          By:
                                             -----------------------------------
                                          Name:

                                          Title:



                                          Marathon Oil Corporation

                                          By:
                                             -----------------------------------
                                          Name:

                                          Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


[ ]
[ ]

By:  [ ]

By:
   ----------------------------
   Name:
   Title:


By:  [ ]

By:
   ----------------------------
   Name:
   Title:

For themselves and the other several Underwriters named in Schedule I to the applicable Pricing Agreement.

                                                                        ANNEX II

                             FORM OF COMFORT LETTER

         Pursuant to Section 7(d) of the Underwriting Agreement, the Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the date and time of execution (the "Execution Time") of the Pricing Agreement and at the Time of Delivery, letters, dated respectively as of the Execution Time and as of the Time of Delivery, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder [and that they have performed a review of the unaudited interim financial information of the Company for the [ ]-month period ended [ ], and as at [ ] in accordance with Statement on Auditing Standards No. 71], and stating in effect that:

                                    (i) in their opinion the audited financial
                           statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                                    (ii) on the basis of: [a reading of the
                           latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the [ ]-month period ended [ ], and as at [ ] incorporated by reference in the Registration Statement and the Final Prospectus;] carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                                             [(1) any unaudited financial
                                    statements included or incorporated by
                                    reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; ]

                                            (2) with respect to the period
                                    subsequent to [ ], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the [ ] consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from [ ]to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                                            (3) the information included or
                                    incorporated by reference in the
                                    Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and
                                    Item 503(d) (Ratio of Earnings to Fixed
                                    Charges) is not in conformity with the
                                    applicable disclosure requirements of
                                    Regulation S-K; and

                                    (iii) they have performed certain other
                           specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12.1 to the Registration Statement, including the information set forth in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's most recently filed Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus; and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                                                                       ANNEX III


                            FORM OF CANADIAN OPINION

            OPINION OF [CANADIAN COUNSEL] PURSUANT TO SECTION 7(i) OF

                           THE UNDERWRITING AGREEMENT



                                                                   June   , 2002



Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC  28255

and

J. P. Morgan Securities Inc.
270 Park Avenue
New York, NY 10017

and

As Representatives of the several Underwriters, Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475



Dear Sirs:



         Re: MARATHON GLOBAL FUNDING CORPORATION - ISSUE
             OF ___% NOTES DUE 20__


We have acted as Canadian counsel to Marathon Global Funding Corporation (the "Company") in connection with the creation, issue and sale by the Company of U.S. $400,000,000 principal amount of ___% notes due 20__ (the "Designated Securities"), as guaranteed by Marathon Oil Corporation (the "Guarantor"), pursuant to an underwriting agreement dated June , 2002 (the "Underwriting Agreement") among the Company, the Guarantor, and Banc of America

                                                                           III-2



Securities LLC, for itself and the other several Underwriters named in Schedule __ of the Underwriting Agreement (the "Underwriters").

The Designated Securities were issued pursuant to the provisions of an indenture dated as of June , 2002 (the "Indenture") between the Company, the Guarantor, and [ ] as trustee.

This opinion is being delivered to you pursuant to section 7(i) of the Underwriting Agreement. All capitalized terms used herein and not defined will have the meanings ascribed thereto in the Underwriting Agreement.

As counsel to the Company, we have participated, together with [ ], United States counsel to the Company, and Cravath, Swaine & Moore, United States counsel to the Underwriters, in the preparation of the Underwriting Agreement and the Indenture.

We have also considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

We are solicitors qualified to practice law in the Province of ______ and, except to the extent that we rely upon the opinions of other counsel as herein set forth, we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of ______ and the federal laws of Canada applicable therein.

The phrases "to our knowledge" or "we are not aware of" or similar phrases as used to qualify any opinion herein means the actual knowledge or awareness of those lawyers of our firm who were involved in the offering of the Designated Securities without such lawyers making specific inquiry or investigation for the purpose of this opinion.

As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon documents or certificates of governmental authorities and the Company or its officers. In expressing the opinions in paragraphs (a) and (f) we have relied, as to factual matters, exclusively on the officer's certificate provided by an officer of the Company (the "Officer's Certificate"), a copy of which is attached, and we believe that we and you may properly rely upon such Officer's Certificate. In expressing the opinion in paragraph (f) with respect to the non-contravention of applicable law, we have assumed that the Designated Securities will not be sold by the Underwriters in Canada and that the Designated Securities will not be sold to purchasers having the intention of re-sale to persons in Canada.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

                                                                           III-3



         (a) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each Canadian jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company taken as a whole;

         (b) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;


         (c) the Indenture has been duly authorized, executed and delivered by the Company;


         (d) the Designated Securities have been duly authorized, executed and delivered by the Company;


         (e) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Designated Securities will not contravene any provisions of the memorandum or articles of incorporation of the Company;


         (f) to our knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Designated Securities will not contravene any agreement or other instrument binding upon the Company that has been filed pursuant to and in accordance with the Exchange Act and that is material to the Company taken as a whole, or any judgment, order or decree of any governmental body, agency or court of Canada or any jurisdiction therein, or any provision of applicable law and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Designated Securities;


         (g) a court of competent jurisdiction in the Province of Nova Scotia would give effect to the choice of New York law as the proper law governing the Indenture, the Designated Securities and the Underwriting Agreement provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws

                                                                           III-4


                  of Canada applicable therein; to our knowledge, there are no reasons under present law for avoiding the choice of New York law to govern the Indenture, the Designated Securities and the Underwriting Agreement under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein;


         (h) if the Indenture, the Designated Securities and the Underwriting Agreement were sought to be enforced in the Province of Nova Scotia in accordance with the laws applicable thereto, as chosen by the parties, namely, New York law, a court of competent jurisdiction in the Province of Nova Scotia would, subject to paragraph (g) above, and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and apply such law to all issues that, under the conflict of laws rules of the Province of Nova Scotia, are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of the Indenture, the Designated Securities and the Underwriting Agreement, or of New York law, are contrary to public policy as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; and further provided that, in matters of procedure (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein), the laws of the Province of Nova Scotia will be applied including the [ ] and a court of competent jurisdiction in the Province of Nova Scotia will retain discretion to decline to hear such action and apply such law
                  (1) if it is contrary to public policy (as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein) for such court to do so, or (ii) if it is not the proper forum to hear such an action, or (iii) if concurrent proceedings are being brought elsewhere; to our knowledge, there are no reasons based on public policy, as that term is understood under the laws of the Province of Nova Scotia and the laws of Canada applicable therein, for avoiding enforcement of the Indenture, the Designated Securities or the Underwriting Agreement (with the exception of the indemnity and contribution provisions contained therein);


         (i) the laws of the Province of Nova Scotia permit an action to be brought in a court of competent jurisdiction in the Province of Nova Scotia on any final and conclusive judgment in personam for a fixed sum of money of any federal or state court located in the Borough of Manhattan in the City of New York ("New York Court") respecting the enforcement of the Indenture, the Designated Securities and the Underwriting Agreement that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Nova Scotia (to our knowledge, submission under the provisions of the Indenture, the Designated Securities and the Underwriting Agreement to the jurisdiction of the New York Court will be sufficient for this purpose), and the judgment debtor was properly served in the action leading to such

                                                                           III-5


                  judgment; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Nova Scotia, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);
                  (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriation or penal laws or other laws of a public law nature; (iv) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Nova Scotia; and (v) the action to enforce such judgment is commenced within the applicable limitation periods; to our knowledge, there are no reasons under present law of the Province of Nova Scotia for avoiding recognition of said judgments of New York Courts which might be rendered in respect of the Indenture, the Designated Securities and the Underwriting Agreement based upon public policy, as that term is understood under the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein; and


         (j) in an action on a final and conclusive judgment in personam for a fixed sum of money of a New York Court which is not impeachable as void or voidable under New York law, a court of competent jurisdiction in the Province of Nova Scotia would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process having been served on CT Corporation System [WHO IS MARATHON FUNDING'S EQUIVALENT?] as the agent to receive service of process in the United States of America appointed by the Company under the Indenture and the Underwriting Agreement provided the Company has not purported to revoke the appointment, or CT Corporation System has not terminated the agency or otherwise rendered service on it ineffective.


Our opinion in paragraph (h) relating to the enforceability of the Indenture, the Designated Securities and the Underwriting Agreement, as applicable, and our opinion in paragraphs (i) and (j) relating to a final and conclusive judgment in personam for a fixed sum of money of a New York court are subject to the following limitations and qualifications:



         (i) enforceability may be limited by bankruptcy, insolvency, limitations of action, reorganization, moratorium or other laws of general application now or hereafter in effect relating to or affecting the rights of creditors;

         (ii) enforceability may be limited by general principles of equity, including the limitation that the grant of equitable remedies, including specific performance, is discretionary and may not be available;

                                                                           III-6



         (iii) enforcement of the rights to indemnity and contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy;


         (iv) enforcement is subject to the equitable or statutory powers of the courts to stay proceedings before them and the execution of judgments;


         (v) enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court;

         (vi) under the Currency Act (Canada), a court of competent jurisdiction in the Province of Nova Scotia may only give judgment in Canadian dollars; and

         (vii) interest payable on a judgment debt may be limited by the provisions of the Interest Act (Canada) and the [ ].


This opinion is furnished to you by us as Canadian counsel to the Company is solely for the benefit of the addressees hereof and not for the benefit of any other person and is rendered solely in connection with the sale of the Designated Securities. This opinion may not be quoted in whole or in part, or otherwise referred to or used for any purpose, without our prior written consent except that [ ] and Cravath, Swaine & Moore may quote and rely on this opinion for purposes of their opinions delivered to the Underwriters on the date hereof in connection with the creation, issue and sale by the Company of the Designated Securities and related transactions.



                                                     Yours very truly,



Enclosures

                                                                        ANNEX IV


                       FORM OF IN-HOUSE COUNSEL'S OPINION



                                                                             [ ]


[ ], As Representatives of the several Underwriters

c/o [ ]

Ladies and Gentlemen:

         I am the [ ]of Marathon Oil Corporation, a Delaware corporation (the "Guarantor"). I am furnishing this opinion under Section 7(c) of the Underwriting Agreement dated [ ] (the "Underwriting Agreement") that is incorporated by reference into the Pricing Agreement dated [ ] (the "Pricing Agreement") by and among Marathon Global Funding Corporation, a Nova Scotia corporation (the "Company"), Marathon Oil Corporation (the "Guarantor") and the several Underwriters named in Schedule I to the Pricing Agreement (the "Underwriters"), relating to the issuance and sale by the Company to the Underwriters of [$___,000,000 aggregate principal amount of [ ] Notes due [ ] and] $___,000,000 aggregate principal amount of [ ] Notes due [ ] (the "Securities"). The Company will issue the Securities under an Indenture (the "Indenture") dated as of [ ] between it, the Guarantor and JPMorgan Chase Bank, as trustee. The Securities will be fully and unconditionally guaranteed (the "Guarantee") by the Guarantor pursuant to the Indenture.

         The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration Nos. 333-90034 and 333-90034-01) relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance therewith and the rules and regulations of the Commission thereunder, of securities of the Company, to be fully and unconditionally guaranteed by the Guarantor, including the Securities. That registration statement, as amended by post-effective amendment No. 1 thereto, which the Company and the Guarantor filed with the Commission on June 14, 2002, at the time that registration statement became effective, including all documents incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the prospectus dated June 17, 2002, together with the prospectus supplement dated June 18, 2002,each as filed with the Commission in accordance with Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

         I have, or attorneys under my supervision have, examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and by-laws, each as amended to date, of the Guarantor, the Registration Statement, the Prospectus, the Underwriting Agreement, the Pricing Agreement, the Indenture, corporate records of the Guarantor, including minute books of the Guarantor, certificates of public officials and of representatives of the Guarantor, oral representations of the Guarantor's employees, statutes and other instruments and documents, as a basis for the opinions I hereinafter express. In giving these opinions, I have relied on certificates of representatives of the Guarantor and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and I have assumed that all signatures on documents I have examined are genuine, all documents submitted to me as originals are authentic, all documents submitted to me as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

         On the basis of the foregoing and subject to the assumptions, limitations and qualifications I set forth herein, I am of the following opinions:

         1. The authorized capital stock of the Guarantor is comprised of 550,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), and 26,000,000 shares of preferred stock, no par value ("Preferred Stock"). No shares of Preferred Stock have been issued. All the issued and outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

         2. Each subsidiary of the Guarantor listed on Annex A hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and each Subsidiary has full corporate or other power and authority to own its properties and to conduct its business as described in the Prospectus. All the outstanding shares of capital stock or other equity ownership interests of each of the Subsidiaries which the Prospectus indicates are owned by the Guarantor, directly or indirectly through one or more Subsidiaries, to my knowledge, after due inquiry, free and clear of any perfected security interest and any other material security interest, claim, lien or encumbrance (other than restrictions on transfer contained in the Guarantor's joint venture agreements).

         3. I do not know of (a) any pending or threatened legal or governmental proceedings involving the Guarantor or any Subsidiary that are required to be disclosed in the Prospectus, or any amendment or supplement thereto, which are not disclosed in the Prospectus or (b) any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required. The statements included or incorporated by reference in the Prospectus under the headings "Description of Notes," "Description of Debt Securities," and "Management's Discussion and Analysis of Environmental Matters, Litigation and Contingencies," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         4. The issuance and sale of the Securities, including the Guarantee, the consummation of any of the other transactions contemplated by the Pricing Agreement and the compliance by the Guarantor with the terms of the Pricing Agreement will not conflict with, or result in a breach or violation of or the imposition of any lien, charge or encumbrance on any property or assets of the Guarantor or any Subsidiary under, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Guarantor or any Subsidiary is a party or bound or to which its or their property is subject, except for any such conflicts, breaches, violations, liens, charges or encumbrances as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole or (ii) to my knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Guarantor or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or that Subsidiary or any of its properties, except for such conflicts, breaches or violations which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

         5. The documents incorporated by reference in the Prospectus as amended or supplemented (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not comment), as of the respective dates on which they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

         6. No holders of securities of the Company or the Guarantor have rights to the registration of such securities under the Registration Statement.

         I have participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants of the Guarantor and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although I have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements the Registration Statement or the Prospectus contains, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement (other than (a) the financial statements and schedules (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment, and it being understood that I am making no statement as to the accuracy of any statement or representation in any exhibit to the Registration Statement), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than (a) the financial statements (including the notes thereto and the auditor's reports thereon) included or incorporated by reference therein or omitted therefrom and (b) the other accounting, financial, reserve engineering and statistical information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment), as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In this letter, phrases such as "to my knowledge" and those with equivalent wording refer to my conscious awareness without any independent investigation.

         I am licensed to practice law in the State of Texas. The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware and applicable federal law. I am providing this opinion in my capacity as General Counsel of the Guarantor and not in my individual capacity as a lawyer.

         I am furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Pricing Agreement and may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and I disclaim any obligation to update it.


                                                               Very truly yours,

                                                                         ANNEX V

                        FORM OF OUTSIDE COUNSEL'S OPINION

                       [Letterhead of Baker Botts L.L.P.]

                                                                             [ ]


[ ], As Representatives of the several Underwriters

c/o [ ]



Ladies and Gentlemen:

         We are furnishing this opinion letter to you at the request of Marathon Oil Corporation, a Delaware corporation (the "Guarantor"), under Section 7(c) of the Underwriting Agreement dated [ ] (the "Underwriting Agreement") that is incorporated by reference into the Pricing Agreement dated [ ] (the "Pricing Agreement") by and among Marathon Global Funding Corporation, a Nova Scotia corporation (the "Company"), the Guarantor and the several Underwriters Schedule I to the Pricing Agreement names (the "Underwriters"), relating to the sale by the Company to the Underwriters of [$___,000,000 aggregate principal amount of [ ] Notes due [ ] and $___,000,000 aggregate principal amount of [ ] Notes due [ ], fully and unconditionally guaranteed by the Guarantor (such Notes, together with the guarantees relating thereto by the Guarantor (the "Guarantees"), being referred to herein as the "Securities"). The Securities will be issued under an Indenture (the "Indenture") dated as of [ ] among the Company, the Guarantor and [ ], as trustee.

         The Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. #333-90034 and #333-90034-01) relating to the registration under the Securities Act of 1933 (the "1933 Act"), and the offering thereof from time to time in accordance therewith and the rules and regulations of the Commission thereunder, of debt securities of the Company, to be fully unconditionally guaranteed by the Guarantor, including the Securities. That registration statement which the Company and the Guarantor filed with the Commission on June 7, 2002, at the time that registration statement became effective, including all documents filed as part thereof or incorporated by reference therein, is hereinafter referred to as the "Registration Statement," and the prospectus dated June 17, 2002, together with the prospectus supplement dated [ ], each as filed with the Commission in accordance with Rule 424(b) under the 1933 Act, including all documents incorporated by reference therein, are hereinafter collectively referred to as the "Prospectus."

         We have examined the originals, or copies certified or otherwise identified, of the restated certificate of incorporation and by-laws, each as amended to date, of the Guarantor (the "Charter Documents"), the Registration Statement, the Prospectus, the Underwriting Agreement, the Pricing Agreement, the Indenture, the Establishment Action (as defined in the Indenture) relating to the Securities, the form of the Securities, corporate records of the Guarantor, including minute books of the Guarantor it has furnished to us, certificates of public officials and of representatives of the Guarantor, statutes and other instruments and documents, as a basis for the opinions we hereinafter express. In giving these opinions, we have relied on certificates of officers of the Guarantor and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic. In giving the opinions set forth in paragraphs 4 and 8 below, we have relied on oral advice of the staff of the Commission that the Commission has declared the Registration Statement effective under the 1933 Act.

         On the basis of the foregoing and subject to the assumptions, limitations and qualifications we set forth herein, we are of the following opinions:

         1. The Guarantor is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct the business of the Marathon Group as described in the Prospectus [as amended or supplemented].

         2. The Guarantor has duly authorized, executed and delivered the Pricing Agreement.

         3. The Guarantor has duly authorized the issuance and sale of the Guarantees. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Pricing Agreement, assuming the due authorization, execution and delivery by the Company of the Indenture, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, and the Guarantees will constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture. The Securities and the Guarantees conform, as to legal matters, in all material respects to the descriptions thereof the Prospectus [as amended or supplemented] contains.

         4. The Guarantor has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery by the Company of the Indenture, the Indenture constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms and has been duly qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

         5. The issuance and sale of the Securities and the Guarantees, the consummation of any of the other transactions contemplated by the Pricing Agreement and the compliance by the Guarantor with the terms of the Pricing Agreement will not result in any violation of (a) the Charter Documents, (b) the terms of any agreement or instrument to which the Guarantor or any Subsidiary is a party or bound or to which its or their property is subject and listed on
Schedule I
hereto or (c) the laws of the State of New York or Texas, the General Corporation Law of the State of Delaware or the Federal laws of the United States.

         6. No consent, approval, authorization or order of, or registration or qualification with, any court or governmental agency or body having jurisdiction over the Guarantor or any of its properties is required on the part of the Guarantor under any applicable law for issuance and sale of the Securities or the consummation of the other transactions the Pricing Agreement contemplates, except such as have been obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as state securities or Blue Sky laws may require in connection with the purchase and distribution of the Securities by the Underwriters.

         7. The Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company and the Guarantor prior to the date hereof, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the Trust Indenture Act.

         8. The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission. Any filing of the Prospectus Rule 424(b) under the 1933 Act requires has been timely made in accordance with that rule.

         9. We do not know of any pending or threatened legal or governmental proceedings with respect to the Company or the Guarantor that are required to be disclosed in the Prospectus [as amended or supplemented], or any amendment or supplement thereto, which are not disclosed in the Prospectus [as amended or supplemented].

         10. Neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus as amended or supplemented, will be an "investment company" as the Investment Company Act of 1940 defines that term.

         We have participated in conferences with officers and other representatives of the Company and Guarantor, representatives of the independent public accountants of the Company and Guarantor, your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements the Registration Statement or the Prospectus contains (except to the extent set forth in the last sentence of paragraph 3 above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In paragraph 7 above and in this paragraph, references to the Registration Statement or the Prospectus do not include references to any of the following, as to which we have not been asked to comment, which the Registration Statement or the Prospectus contains or incorporates by reference or omits: (a) the financial statements, including the notes and schedules, if any thereto, or the auditor's reports on the audited portions thereof, (b) the other accounting, financial, reserve engineering and statistical information, (c) any statement or representation in any exhibit to the Registration Statement or (d) the information respecting the business of the U.S. Steel Group.

         Our opinions above as to the enforceability of the Securities, the Guarantees, and the Indenture are subject to the effect of (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforcement is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

         In this letter, references to federal statutes include all amendments thereto and all rules and regulations of the Commission thereunder, in each as in effect on the date hereof.

         In this letter, phrases such as "to our knowledge," "known to us" and those with equivalent wording refer to the conscious awareness of information by the lawyers of this Firm who have prepared or signed this letter or been actively involved in assisting and advising the Company and the Guarantor in connection with the preparation of the Registration Statement, the Prospectus and the execution and delivery of the Pricing Agreement, without any independent investigation by any lawyer of this Firm.

         Except as we otherwise expressly state, we limit our opinions in this letter in all respects to matters of the laws of the States of New York and Texas and the General Corporation Law of the State of Delaware.

         We are furnishing this letter to you solely for your use in connection with the transactions consummated on the date hereof under the Pricing Agreement, and it may not be relied on by any other person or for any other purpose. This letter speaks as of the date hereof, and we disclaim any obligation to update it.



                                                        Very truly yours,

                                                                        ANNEX VI


                                 June ___, 2002


Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC  28255

and/

J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY  10017

and

As Representatives of the several Underwriters, Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY  10019-7475

Dear Sirs:

RE:  MARATHON GLOBAL FUNDING CORPORATION
     ISSUE OF U.S. $400,000,000 PRINCIPAL AMOUNT OF   % NOTES DUE   , 2012

We have acted as special Canadian tax counsel to Marathon Global Funding Corporation (the "Company") in connection with the issue and sale by the Company of U.S. $400,000,000 principal amount of o% Notes due June ___, 2012 of the Company (the "Designated Securities"), pursuant to an Underwriting Agreement dated June ___, 2002 (the "Underwriting Agreement") between the Company, Marathon Oil Corporation (the "Guarantor") and Banc of America Securities LLC, for itself and the other several Underwriters named in Schedule ___ of the Underwriting Agreement (the "Underwriters").

The Notes are issued pursuant to the provisions of a trust indenture (the "Indenture") dated as of June ___, 2012 between the Company, the Guarantor and JP Morgan Chase Bank, as trustee (the "Trustee").

Scope of Review, Assumptions and Qualifications

As such counsel, we have reviewed:

         the Underwriting Agreement;

         a Pricing Agreement dated June __, 2002;

         the Indenture;

         the preliminary prospectus of the Company dated June 17, 2002; and

         the preliminary prospectus supplement of the Company dated June ___, 2002 relating to the offering of the Designated Securities filed with the SEC (the "Prospectus Supplement").

Applicable Law

This opinion is rendered solely with respect to the federal laws of Canada.

Opinion

Based upon the foregoing, we are of the opinion that:

The information in the Prospectus Supplement under the caption "Canadian Federal Income Tax Considerations" is correct in all material respects.

This opinion is furnished to you by us as special Canadian tax counsel to the Company and is solely for the benefit of the addressees hereof and not for the benefit of any other person and is rendered solely in connection with the sale of the Designated Securities. This opinion may not be quoted in whole or in part, or otherwise referred to or used for any purpose, without our prior written consent except that [ ] and Cravath, Swaine & Moore may quote and rely on this opinion for purposes of their opinions delivered to the Underwriters on the date hereof in connection with the creation, issue and sale by the Company of the Designated Securities and related transactions.


                                                 Yours very truly,

                                                 MACLEOD DIXON LLP



                                                 Per: